                                                                EXHIBIT 10-4

                         PARTNERSHIP UNIT DESIGNATION OF
                      SERIES C CONVERTIBLE PREFERRED UNITS

     The following is a statement of the designations, qualifications, special or relative rights and privileges of the Series C Convertible Preferred Units of American Real Estate Investment, L.P. (the "PARTNERSHIP"). Capitalized terms used but not otherwise defined in this Partnership Unit Designation shall have the same meanings ascribed to them in the Partnership's Amended and Restated Agreement of Limited partnership, dated as of December 12, 1997, and any amendments thereto (collectively, the "PARTNERSHIP AGREEMENT").

     SECTION 1. NUMBER OF PREFERRED UNITS AND DESIGNATION. This designation for the class of Preferred Units authorized by this Partnership Unit Designation shall be designated as Series C Convertible Preferred Units (the "SERIES C PREFERRED UNITS"). The number of Series C Preferred Units shall be two million five hundred eight thousand five hundred twenty three (2,508,523), which number may be decreased (but not below the number thereof then outstanding) from time to time by the General Partner.

     SECTION 2. DEFINITIONS. For purposes of this Partnership Unit Designation of the Series C Preferred Units, the following terms shall have the meanings indicated:

     "ACT" shall mean the Securities Act of 1933, as amended.

     "ANNUAL DISTRIBUTION RATE" shall have the meaning set forth in Section
3(a).

     "BOARD OF DIRECTORS" shall mean the Board of Directors of the General Partner or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series C Preferred Units.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     "CHANGE IN CONTROL" shall mean (i) any merger or consolidation of the General Partner in which (x) one or more entities which are not affiliates of the General Partner or the Partnership acquire more than 50% of the General Partner's outstanding voting equity securities or as a result of which stockholders of the General Partner immediately before such merger or consolidation hold, immediately after such merger or consolidation, less than 50% of the surviving entity's outstanding common stock or (y) the General Partner is no longer the general partner of the Partnership; (ii) any sale, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the General Partner; (iii) any Person together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such Person, becoming the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the General Partner representing 50% or more of either (A) the combined voting power of the General Partner's then outstanding securities having the right to vote in an election of the Board of Directors or (B) the then outstanding shares of all classes of stock of the General Partner (in each such case other than as a result of the acquisition of securities directly from the General Partner), PROVIDED, HOWEVER, that a Change in Control shall not be deemed to have occurred if such Person is a Qualified Entity; and (iv) individuals who, as of the Issue Date constitute the members of the Board of Directors of the General Partner (the "INCUMBENT DIRECTORS") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the members of the Board of Directors, provided that any person becoming a director of the General Partner whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes hereof, be considered an Incumbent Director.

     "CHANGE IN CONTROL PUT NOTICE" shall have the meaning set forth in Section 5(b).

     "CHANGE IN CONTROL REDEMPTION DATE" shall have the meaning set forth in
Section 5(b).

     "COMMON BASE AMOUNT" shall have the meaning set forth in Section 3(a) hereof.

     "COMMON SHARES" shall mean the shares of common stock, par value $.001 per share, of the General Partner.

     "CONVERSION PRICE" shall mean the conversion price per Common Share for which each Series C Preferred Unit is convertible. The initial conversion price shall be $16.00 (equivalent to a conversion rate of 1.5625 Common Shares for each Series C Preferred Unit).

     "CONVERSION PRICE ADJUSTMENT" shall have the meaning set forth in Section 3(a) hereof.

     "CONVERSION RATIO" shall mean the quotient of (A) $25.00 divided by (B) the Conversion Price then in effect.

     "CURRENT MARKET PRICE" shall mean, with respect to the Common Shares, on any date specified herein, the average of the Market Price during the period of the most recent 30 consecutive trading days ending on such date.

     "DISTRIBUTION PAYMENT DATE" shall mean, with respect to each Distribution Period, the last calendar day of January, April, July and October, in each year, commencing on October 31, 1999; PROVIDED, HOWEVER, that if any Distribution Payment Date falls on any day other than a Business Day, the distribution payment due on such Distribution Payment Date shall be paid on the first Business Day immediately following such Distribution Payment Date.

     "DISTRIBUTION PERIODS" shall mean quarterly distribution periods commencing on February 1, May 1, August 1 and November 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the initial Distribution Period, which shall commence on the Issue Date and end on and include October 31, 1999).

     "GENERAL PARTNER" shall mean American Real Estate Investment Corporation, a Maryland corporation and the general partner of the Partnership.

     "IRR" shall mean the annual discount rate which when applied to each distribution on a Series C Preferred Unit and the Redemption Price would result in the net present value as of the Issue Date of all such payments being equal to the Purchase Price.

     "ISSUE DATE" shall mean the first date on which any Series C Preferred Units are issued.

     "JUNIOR UNITS" shall have the meaning set forth in Section 7 hereof.

     "LIQUIDATION" shall mean (A) a dissolution or winding up of the General Partner or the Partnership, whether voluntary or involuntary, (B) a consolidation or merger of the General Partner or the Partnership with and into one or more entities which are not affiliates of the General Partner which results in a Change in Control, or (C) a sale or transfer of all or substantially all of the General Partner's or the Partnership's assets other than to an affiliate of the General Partner or the Partnership.

     "LIQUIDATION PREFERENCE" shall have the meaning set forth in Section 4(a) hereof.

     "LIQUIDATION PREMIUM" shall mean (X) on or prior to December 15, 2003, in connection with (i) a Merger Liquidation in which the surviving entity is a Qualified Entity, an amount equal to five percent (5%) of the Liquidation Preference or (ii) any other Liquidation, an amount equal to 10 percent (10%) of the Liquidation Preference, or (Y) after December 15, 2003, in connection with any Liquidation, an amount equal to the difference between the Redemption Price set forth in Section 5 and the Liquidation Preference.

     "MARKET PRICE" shall mean, with respect to the Common Shares on any date, the last reported sales price, regular way on such day, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way on such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange ("AMEX") or, if the Common Shares are not listed or admitted for trading on AMEX, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted for trading or, if the Common Shares are not listed or admitted for trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASD Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use, or if the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker regularly making a market in the Common Shares selected for such purpose by the Board of Directors or, if there is no such professional market maker, such amount as the Board of Directors determines to be the value of a Common Share.

     "MERGER LIQUIDATION" shall mean a Liquidation which constitutes a consolidation or merger of the General Partner or the Partnership with one or more entities that are not affiliates of the General Partner and as a result of which the General Partner or the Partnership, as applicable, is not the surviving entity.

     "OP UNITS" shall mean units of limited partnership interest in the Partnership that are not Preferred Units.

     "PREFERRED STOCK" shall mean the preferred stock, par value $.001 per share, of the General Partner.

     "PREFERRED UNITS" shall mean any units issued by the Partnership that may be issued in one or more series or classes, having such rights, possible duties and preferences as may be determined by the General Partner in its sole and absolute discretion.

     "PERSON" shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "PURCHASE PRICE" shall mean Twenty-Five Dollars ($25.00) per Series C Preferred Unit issued hereunder.

     "QUALIFIED ENTITY" shall mean any Person that either (i) is or may be the issuer of senior unsecured debt securities which are rated no lower than investment grade by either Standard & Poor's Rating Service, Inc., a division of the McGraw Hill Companies, Inc. ("S&P"), or Moody's Investor Services, Inc. ("MOODY'S"), which rating may (A) relate to any outstanding issue of such debt securities or (B) relate to any unissued debt securities registered on an effective shelf registration statement or (ii) is an issuer of outstanding preferred equity securities which are rated no lower than Ba1 by Moody's or BB+ by S&P.

     "RATCHETED AMOUNT" shall have the meaning set forth in Section 3 hereof.

     "REDEMPTION DATE" shall have the meaning set forth in Section 5(a) hereof.

     "REDEMPTION NOTICE" shall have the meaning set forth in Section 5(a) hereof.

     "REDEMPTION PRICE" shall have the meaning set forth in Section 5(a) hereof.

     "SERIES B PREFERRED SHARES" shall mean the shares of Series B Convertible Preferred Stock, par value $.001 per share, of the General Partner.

     "SET APART FOR PAYMENT" shall be deemed to include, without any action other than the following, the recording by the Partnership in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a distribution by the Partnership, the allocation of funds to be so paid on any series or class of units of the Partnership; PROVIDED, HOWEVER, that if any funds for any class or series of Junior Units or Parity Units are placed in a separate account of the Partnership or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series C Preferred Units shall mean placing such

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funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     "TRADING DAY" shall mean any day on which the securities in question are traded on the AMEX, or if such securities are not listed or admitted for trading on the AMEX, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted on such Nasdaq National Market, in the applicable securities market in which the securities are traded.

     SECTION 3. DISTRIBUTIONS.

             (a) The holders of Series C Preferred Units shall be entitled to receive, when, as and if authorized and declared by the General Partner out of funds legally available for that purpose, distributions payable in cash at the rate per annum equal to (i) $2.4375 per Series C Preferred Unit ("ANNUAL DISTRIBUTION RATE") PLUS (ii) an amount (the "RATCHETED AMOUNT") equal to the product of (x) the amount by which cash distributions with respect to each Common Share exceeds $1.56 (the "COMMON BASE AMOUNT") and (y) the Conversion Ratio in effect immediately after any adjustment to the Conversion Price if any time the General Partner after the Issue Date shall (i) pay a dividend or make a distribution on its shares of capital stock in Common Shares, (ii) subdivide its outstanding Common Shares into a greater number of shares, (iii) combine its outstanding Common Shares into a smaller number of shares or (iv) issue any shares of capital stock by reclassification of its outstanding Common Shares (a "CONVERSION PRICE ADJUSTMENT"); PROVIDED, THAT, at the time of a Conversion Price Adjustment, the Common Base Amount shall be adjusted to an amount equal to the product of (I) the Common Base Amount in effect immediately prior to the Conversion Price Adjustment and (II) a fraction, the numerator of which shall be the Conversion Ratio in effect immediately prior to the applicable Conversion Price Adjustment and the denominator of which shall be the Conversion Ratio in effect immediately after the applicable Conversion Price Adjustment. Such distributions shall be cumulative from the Issue Date, whether or not in any Distribution Period or Periods there shall be funds of the Partnership legally available for the payment of such distributions, and shall compound at a rate per annum equal to 9.75% and shall be payable quarterly, when, as and if authorized and declared by or on behalf of the Partnership, in arrears on Distribution Payment Dates, commencing on the first Distribution Payment Date after the Issue Date. Each such distribution shall be payable in arrears to the holders of record of the Series C Preferred Units, as they appear on the partnership records of the Partnership at the close of business on each record date which shall not be less than ten nor more than 30 days preceding the applicable Distribution Payment Date (the "DISTRIBUTION PAYMENT RECORD DATE"), as shall be fixed by or on behalf of the Partnership. Accrued and unpaid distributions for any past Distribution Periods may be authorized and declared and paid at any time, without reference to any regular Distribution Payment Date, to holders of record on such date, which shall not be more than 45 days preceding the payment date thereof, as may be fixed by the General Partner. The amount of accrued and unpaid distributions (including any Ratcheted Amount if applicable) on any Series C Preferred Unit at any date shall be the amount of any distributions thereon calculated and compounded at the applicable rate to and including such date, whether or not earned or declared, which have not been paid in cash.

             (b) The amount of distributions payable for each full Distribution Period for the Series C Preferred Units shall be computed by dividing the Annual Distribution Rate by four. The amount of distributions payable for the initial Distribution Period, or any other period shorter or longer than a full Distribution Period, on the Series C Preferred Units shall be computed on the basis of twelve 30-day months and a 360-day year.

             (c) So long as any Series C Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Units (as hereinafter defined) for any period unless full cumulative distributions have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Units for all Distribution Periods terminating on or prior to the Distribution Payment Date for such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions authorized and declared upon Series C Preferred Units and all distributions authorized and declared upon any other series or class or classes of Parity Units shall be authorized and declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series C Preferred Units and such Parity Units.

             (d) So long as any Series C Preferred Units are outstanding, no distributions (other than distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase, Junior Units) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Units (as hereinafter defined), nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of OP Units made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the General Partner, the Partnership or any subsidiary), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any units) by the Partnership, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case (i) all accumulated and unpaid distributions on all outstanding Series C Preferred Units and any other Parity Units shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series C Preferred Units and all past distribution periods with respect to such Parity Units and (ii) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series C Preferred Units and any Parity Units .

             (e) If the General Partner shall after the Issue Date make any issuance or distribution to holders of its Common Shares in cash, Common Shares, other securities or other property other than the regular quarterly distribution thereon (or any special distribution in lieu thereof in an amount not exceeding the regular quarterly distribution), the holders of the Series C Preferred Units shall be entitled to receive such issuance or distribution in an amount per Series C Preferred Unit equal to the amount the holder of such unit would have received if such Series C Preferred Unit had been converted into Common Shares immediately prior to such issuance or distribution; PROVIDED, HOWEVER, in the event any distribution described in this Section 3(e) is made in Common Shares, the holders of the Series C Preferred Units shall be entitled to receive

OP Units in an amount equal to the number of Common Shares such holder would have received if such holder had converted its Series C Preferred Units into Common Shares immediately prior to such distribution divided by the Conversion Factor, as defined in the Partnership Agreement.

     SECTION 4. LIQUIDATION PREFERENCE.

             (a) In the event of any Liquidation, before any payment or distribution of the assets of the Partnership (whether capital or surplus) shall be made to or set apart for the holders of Junior Units, the holders of Series C Preferred Units shall be entitled to receive the greater of (i) an amount equal to (A) Twenty-Five Dollars ($25.00) per Series C Preferred Unit plus distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder (the "LIQUIDATION PREFERENCE") plus (B) the Liquidation Premium or (ii) an amount per Series C Preferred Unit equal to the amount which would have been payable had each Series C Preferred Unit been converted into Common Shares immediately prior to such Liquidation. The foregoing amounts shall be subject to equitable adjustment whenever there shall occur a stock distribution, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Partnership. Until the holders of the Series C Preferred Units have been paid the Liquidation Preference in full, no payment will be made to any holder of Junior Units upon Liquidation. If, upon any such Liquidation, the assets of the Partnership, or proceeds thereof, distributable among the holders of Series C Preferred Units shall be insufficient to pay in full, the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series C Preferred Units and such other Parity Units ratably in accordance with the amounts that would be payable on such Series C Preferred Units in accordance with the first sentence of this Section 4(a) and on all other Parity Units if all amounts payable thereon were paid in full.

                  In connection with a Merger Liquidation, the holders of Series C Preferred Units shall have the right (a "CONTINUATION RIGHT") to elect, by delivering written notice to the General Partner not less than five Business Days prior to the Merger Liquidation, to require the General Partner to make provision for the Series C Preferred Units to be assumed by the surviving entity as described in Section 6(e); PROVIDED, HOWEVER, notwithstanding the election by the holders of the Series C Preferred Units of the Continuation Right, the General Partner shall have the right, in connection with any Merger Liquidation, to elect, by delivering written notice to the holders of Series C Preferred Units at any time prior to the Merger Liquidation, to redeem any or all of the outstanding Series C Preferred Units for an amount per Series C Preferred Unit equal to the Liquidation Preference plus a premium equal to 10% of the Liquidation Preference.

                  (b) Subject to the rights of the holders of any Parity Units, upon any Liquidation, after payment shall have been made in full to the holders of Series C Preferred Units and any Parity Units, as provided in this Section 4, any other series or class or classes of Junior Units shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Units and any Parity Units shall not be entitled to share therein.

     SECTION 5. REDEMPTION.

             (a) At any time on or after the fifth anniversary of the Issue Date, upon the written election of the Partnership given to each record holder of Series C Preferred Units (the "REDEMPTION NOTICE"), the Partnership may redeem for cash or OP Units at such holder's option on the date specified in the Redemption Notice (which date shall not be less than 20 days nor more than 30 days after the date of the Redemption Notice) (the "REDEMPTION DATE"), all or part of the outstanding Series C Preferred Units.

             In the event such holder elects to receive cash, the price per Series C Preferred Unit shall be equal to the following amounts or percentages of the Liquidation Preference during the following periods (the "REDEMPTION PRICE"):

         From the fifth anniversary of the Issue Date
         through and including the sixth anniversary of the Issue Date..................        104.825%
         From the sixth anniversary of the Issue Date
         through and including the seventh anniversary of the Issue Date................         103.62%
         From the seventh anniversary of the Issue Date
         through and including the eighth anniversary of the Issue Date.................         102.41%
         From the eighth anniversary of the Issue Date
         through and including the ninth anniversary of the Issue Date..................         101.21%

         The ninth anniversary of the Issue Date and thereafter.........................            100%

PROVIDED, HOWEVER, that if Redemption Date would occur subsequent to the Change in Control Redemption Date (as defined below), and a holder of Series C Preferred Units, whose Series C Preferred Units are subject to a Redemption Notice, delivers a Change in Control Put Notice (as defined below), the Redemption Notice shall be deemed void and have no effect and the Partnership shall redeem the holder's Series C Preferred Units in accordance with Section 5(b).

In the event such holder elects to receive OP Units, such holder shall be entitled to receive the amount of OP Units equal to the Liquidation Preference divided by the Current Market Price.

If less than all the Series C Preferred Units are called for redemption by the Partnership, the number of Series C Preferred Units to be redeemed by the holders of the Series C Preferred Units shall be redeemed PRO RATA among such holders on the basis of the number of Series C Preferred Units owned by such holders.

             (b) Notwithstanding the provisions of Section 4(a), in connection with a Change in Control where the surviving entity is not a Qualified Entity, the General Partner shall provide notice of a proposed Change in Control to the holders of Series C Preferred Units at least 20 days prior to such Change in Control becoming effective and each holder of Series C Preferred Units shall have the right to elect by delivering written notice (the "CHANGE IN CONTROL PUT NOTICE") to the Partnership not less than five Business Days prior to the Change in Control to require the Partnership to redeem all, but not less than all, of the outstanding Series C Preferred Units owned by such holder for cash in an amount per Series C Preferred Unit equal to the

Liquidation Preference plus a premium equal to ten percent (10%) of the Liquidation Preference. Upon receipt of such notice, the Partnership shall redeem such shares on the date on which the Change of Control becomes effective (the "CHANGE OF CONTROL REDEMPTION DATE).

             (c) From and after the Redemption Date or the Change of Control Redemption Date, as the case may be, and provided that the deposit shall have been irrevocably made as contemplated by the immediately following sentence (i) except as otherwise provided herein, distributions on the Series C Preferred Units so called for redemption shall cease to accrue, (ii) said units shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series C Preferred Units of the Partnership shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any distributions payable thereon). The Partnership's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date or the Change of Control Redemption Date, as the case may be, the Partnership shall deposit with a bank or trust company that has an office in the Borough of Manhattan, City of New York, or in Philadelphia, Pennsylvania and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, any cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series C Preferred Units so called for redemption, PROVIDED, HOWEVER, if the Partnership elects to make such a deposit it will notify the holders of Series C Preferred Units subject to redemption in advance of such deposit of (i) the date of such deposit, (ii) the office of such bank or trust company as the place of payment for the redemption and (iii) instructing such holders to surrender their Series C Preferred Units for payment at such office on or about the Redemption Date or the Change in Control Redemption Date, as the case may be. No interest shall accrue for the benefit of the holder of Series C Preferred Units to be redeemed on any cash so set aside by the Partnership.

     SECTION 6. CONVERSION. Holders of Series C Preferred Units shall have the right to convert all or a portion of such Series C Preferred Units into Common Shares or Series B Preferred Shares, as follows:

             (a) Subject to and upon compliance with the provisions of this
Section 6, a holder of Series C Preferred Units shall have the right, at his or her option, at any time and from time to time, to convert such units into (i) that amount of cash obtained by multiplying the Current Market Price by a fraction, the numerator of which is the aggregate Liquidation Preference of such Series C Preferred Units and the denominator of which is the Conversion Price (in effect on the date provided for in Section 6(b)), payable in accordance with the provisions of the Partnership Agreement (the "CASH PAYMENT"), or, if the Partnership does not elect to make the Cash Payment, (ii) at the election of such holder, (x) the number of fully paid and nonassessable Common Shares obtained by dividing the aggregate Liquidation Preference of such Series C Preferred Units (computed on the date of conversion) by the Conversion Price (as in effect at the time and on the date provided for in Section 6(b)), or (y) a number of fully paid and nonassessable Series B Preferred Shares identical to the number of Series C Preferred Units being converted by surrendering such Series C Preferred Units to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 6; PROVIDED, HOWEVER, that the right to convert Series C Preferred Units called for redemption pursuant to Section 5 hereof shall terminate at the close of business on the Redemption Date fixed for such redemption, unless the General Partner shall default in making payment of any cash payable upon such redemption under
Section 5 hereof.

             (b) If the Partnership elects to not make the Cash Payment, in order to exercise the conversion right, the holder of each Series C Preferred Unit shall deliver to the Partnership written notice (specifying the number of Series C Preferred Units to be converted) (the "WRITTEN NOTICE") that the holder thereof elects to convert such Series C Preferred Units (the "OFFERED UNITS") and whether the holder thereof desires to receive Common Shares or Series B Preferred Shares. Each Offered Unit surrendered for conversion shall be accompanied by instruments of transfer, in the form attached hereto as Exhibit A, duly executed by the holder or such holder's duly authorized attorney and unless the Common Shares or Series B Preferred Shares issuable on conversion are to be issued in the same name as the name in which such Series C Preferred Units are registered, an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Partnership demonstrating that such taxes have been paid).

     Holders of Offered Units at the close of business on any Distribution Payment Record Date shall be entitled to receive the distribution payable on such Offered Units on the corresponding Distribution Payment Date (and of any accrued and unpaid distributions to the date of conversion), notwithstanding the conversion thereof, following such Distribution Payment Record Date and prior to such Distribution Payment Date; PROVIDED, HOWEVER, that no holder of Offered Units shall be entitled to receive a distribution for such Distribution Period with respect to an Offered Unit if such holder is entitled to receive a distribution for the identical quarterly period with respect to a Common Share or Series B Preferred Share for which such Offered Unit has been exchanged and such distribution shall be made instead to the General Partner.

     As promptly as practicable after the receipt of the Written Notice as aforesaid (but in no event later than 10 days after the receipt of such Written Notice), if the General Partner does not elect to make the Cash Payment for such Offered Units within such time, the General Partner shall issue and deliver to such holder, or send on his or her written order, a certificate or certificates for the number of full Common Shares or Series B Preferred Shares, as the case may be, issuable upon the conversion of such Offered Units in accordance with the provisions of this Section 6, and any fractional interest in respect of a Common Share or Series B Preferred Shares, as the case may be, arising upon conversion shall be settled as provided in this Section 6.

     If the General Partner does not elect to make the Cash Payment for such Offered Units, each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Written Notice shall have been received by the Partnership as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares or Series B Preferred Shares, as the case may be, shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares or Series B Preferred Shares, as the case may be, represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the stock transfer books of the General Partner shall be closed on the date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Series C Preferred Units shall have been surrendered and such notice received by the Partnership.

     Anything in this Section 6 to the contrary notwithstanding, if the issuance of Common Shares or Series B Preferred Shares to any holder of Series C Preferred Units upon conversion of such holder's Series C Preferred Units would cause the holder of such Series C Preferred Units to be in violation of the restrictions on transfer and ownership of Common Shares or Series B Preferred Shares set forth in the Charter of the General Partner, then the Series C Preferred Units of such holder which are to be converted will be converted into, and such holder will be entitled to receive, cash and not Common Shares or Series B Preferred Shares.

             (c) No fractional shares or scrip representing fractions of Common Shares or Series B Preferred Shares, as the case may be, shall be issued upon conversion of the Series C Preferred Units. Instead of any fractional interest in a Common Share or Series B Preferred Share that would otherwise be deliverable upon the conversion of a Series C Preferred Unit, the General Partner shall pay to the holder of such Series C Preferred Unit an amount in cash based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the date of conversion. If more than one Series C Preferred Unit shall be surrendered for conversion at one time by the same holder, the number of full Common Shares or Series B Preferred Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series C Preferred Units so surrendered.

             (d) The Conversion Price shall be adjusted from time to time as follows:

                 (i) If the General Partner shall after the Issue Date (A) subdivide its outstanding Common Shares into a greater number of shares or (B) combine its outstanding Common Shares into a smaller number of shares, the Conversion Price in effect at the opening of business on the day following the day on which such subdivision or combination becomes effective, as the case may be, shall be adjusted so that the holder of any Series C Preferred Unit thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Series C Preferred Unit been converted immediately prior to the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately upon the opening of business on the day next following the effective date in the case of a subdivision or combination.

                 (ii) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price;

PROVIDED, HOWEVER, that any adjustments that by reason of this subparagraph (ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 6 (other than this subparagraph (ii)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 6, the Partnership shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of distributions or interest payable on securities of the General Partner and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 6 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Partnership shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock distributions, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase stock or securities, or a distribution of other assets (other than cash distributions) hereafter made by the General Partner to its shareholders shall not be taxable.

             (e) If the General Partner or the Partnership shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares or OP Units and Preferred Units outstanding, sale of all or substantially all of the General Partner's or Partnership's assets or recapitalization of the Common Shares or OP Units and Preferred Units but excluding any transaction as to which subparagraph (d)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "TRANSACTION"), in each case as a result of which Common Shares or OP Units and Preferred Units shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Series C Preferred Unit that is not redeemed or converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series C Preferred Unit was convertible immediately prior to such Transaction, assuming such holder of Series C Preferred Units (i) is not a Person with which the General Partner or the Partnership consolidated or into which the General Partner or the Partnership merged or which merged into the General Partner or the Partnership or to which such sale or transfer was made, as the case may be (a "CONSTITUENT PERSON"), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of the election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share of the General Partner or Series C Preferred Unit held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING UNIT"), then for the purpose of this paragraph (e) the kind and amount of stock, securities and other property

(including cash) receivable upon such Transaction by each Non-Electing Unit shall be deemed to be the kind and amount so receivable per Series C Preferred Unit by a plurality of the Non-Electing Units). Neither the General Partner nor the Partnership shall be party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and they shall not consent or agree to the occurrence of any Transaction until the General Partner or the Partnership, as the case may be, has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series C Preferred Units that will contain provisions enabling the holders of the Series C Preferred Units that remain outstanding after such Transaction to convert their Series C Preferred Units into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

             (f) If:

                (i) the General Partner shall declare a dividend (or any other distribution) on the Common Shares (other than in cash out of assets, based on a fair valuation of assets, in excess of the sum of the liabilities of the General Partner and the amount of stated capital attributable to Common Shares, determined on the basis of the most recent annual consolidated cost basis and current value basis and quarterly consolidated balance sheets of the General Partner and its consolidated subsidiaries available at the time of the declaration of the dividend or distribution); or

                (ii) the General Partner shall authorize the granting to the holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                (iii) there shall be any reclassification of the Common Shares (other than an event to which subparagraph (d)(i) of this Section 6 applies) or any consolidation or merger to which the General Partner is a party and for which approval of any shareholders of the General Partner is required, or a statutory share exchange involving the conversion or exchange of Common Shares into securities or other property, or a self tender offer by the General Partner for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the General Partner as an entirety and for which approval of any shareholders of the General Partner is required; or

                (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the General Partner, then the General Partner shall cause to be prepared and delivered to the holders of the Series C Preferred Units at their addresses as shown in the records of the Partnership, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

                (g) Whenever the Conversion Price is adjusted as herein provided, the Partnership shall promptly prepare and deliver to the holders of the Series C Preferred Units a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The Partnership shall mail such notice and such certificate to the holders of each Series C Preferred Unit at such holder's last address as shown on the records of the Partnership.

                (h) In any case in which paragraph (d) of this Section 6 provides that an adjustment shall become effective on the day next following the record date for an event, the Partnership may defer until the occurrence of such event (A) issuing to the holder of any Series C Preferred Unit converted after such record date and before the occurrence of such event the additional Common Shares or Preferred Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares or Preferred Shares issuable upon such conversion before giving effect to such adjustment and
(B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 6.

                (i) There shall be no adjustment of the Conversion Price in case of the issuance of any shares of capital stock of the General Partner in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 6. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this
Section 6, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

                (j) If the General Partner shall take any action affecting the Common Shares, other than action described in this Section 6, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the Series C Preferred Units, the Conversion Price for the Series C Preferred Units may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the General Partner, in its sole discretion, may determine to be equitable in the circumstances.

                (k) The General Partner will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series C Preferred Units, the full number of Common Shares or Series B Preferred Shares, as the case may be, deliverable upon the conversion of all outstanding Series C Preferred Units not theretofore converted. For purposes of this paragraph

(i), the number of Common Shares or Series B Preferred Shares, as the case may be, that shall be deliverable upon the conversion of all outstanding Series C Preferred Units shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     The General Partner covenants that any Common Shares or Series B Preferred Shares, as the case may be, issued upon conversion of the Series C Preferred Units shall be validly issued, fully paid and nonassessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares or Series B Preferred Shares, as the case may be, deliverable upon conversion of the Series C Preferred Units, the General Partner shall take any corporate action that, in the opinion of its counsel, may be necessary in order that the General Partner may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Conversion Price.

                (l) The Partnership shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or Series B Preferred Shares or other securities or property on conversion of the Series C Preferred Units pursuant hereto; PROVIDED, HOWEVER, that the Partnership shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any Common Shares or Series B Preferred Shares or other securities or property in a name other than that of the holder of the Series C Preferred Units to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Partnership the amount of any such tax or established, to the reasonable satisfaction of the Partnership, that such tax has been paid.

                (m) Except as permitted in Section 33 of the Contribution and Exchange Agreement, dated as of August 6, 1999, by and among Reckson Morris Industrial Trust, Reckson Morris Interim GP, LLC, Reckson Operating Partnership, L.P., Robert Morris, Joseph D. Morris, Ronald Schram, Mark M. Bava, The Drew Morris Trust, The Justin Morris Trust, The Keith Morris Trust, Joseph D. Morris Family Limited Partnership, Robert Morris Family Limited Partnership (the "CONTRIBUTION AGREEMENT"), holders of Series C Preferred Units will not have the conversion rights set forth in Section 6 hereof and the Series C Preferred Units may not be converted into Common Shares, until and unless Requisite Approvals (as such term is defined in the Contribution Agreement) are obtained.

                Anything in this Partnership Unit Designation to the contrary notwithstanding, for so long as Sections 33.02, 33.03 and 33.04 of the Contribution Agreement remain in effect, the Conversion Price for any Series C Preferred Unit for which the holder thereof is entitled to receive cash, shall be not less than the Liquidation Preference, plus any accumulated and unpaid distributions and distributions, of the Series C Preferred Units being converted, each holder of Series C Preferred Units shall be entitled to receive cash upon conversion thereof as provided in Sections 33.02, 33.03 and 33.04, and the distribution rate with respect to Series C Preferred Units shall be subject to increase as provided in Section 33.04.

                  (n) Subject to the provisions of Section 6(a), the provisions of Article XII of the Partnership Agreement shall not be applicable to the conversion rights of the holders of Series C Preferred Units.

     SECTION 7. RANKING.

             (a) Any class or series of units of the Partnership shall be deemed to rank:

                (i) prior to the Series C Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series C Preferred Units;

                (ii) on a parity with the Series C Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, Distribution Payment Dates or redemption or liquidation prices per share thereof be different from those of the Series C Preferred Units, if the holders of Partnership Units of such class or classes and the Series C Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per share or liquidation preferences, without preference or priority one over the other ("PARITY UNITS"); and

                (iii) junior to the Series C Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if such class shall be OP Units or other Common Partnership Unit ("JUNIOR UNITS") or if the holders of Series C Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Partnership Units of such class or classes.

             (b) The Series C Preferred Units shall be deemed to rank on a parity with the Series A Convertible Preferred Units and Series B Convertible Preferred Units of the Partnership.

     SECTION 8. VOTING. The holders of Series C Preferred Units shall have no voting rights whatsoever, except for the (i) any voting rights to which they may be entitled under the laws of the State of Delaware, and (ii) as follows:

             (a) So long as any Series C Preferred Units are outstanding, the affirmative vote of at least two-thirds (2/3) of the votes entitled to be cast by the holders of Series C Preferred Units, at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                (i) Any amendment, alteration or repeal of any of the provisions of the Partnership Agreement (including this Partnership Unit Designation or any provision hereof) whether by merger, consolidation or otherwise that materially and adversely affects the voting powers, rights or preferences of the holders of the Series C Preferred Units; PROVIDED, HOWEVER, that (A) the amendment of the provisions of the Partnership Agreement (including this Partnership Unit Designation or any provision hereof) so as to authorize or create or to increase the authorized amount of, any Junior Units or any Parity Units or OP Units, shall not be deemed to materially and adversely affect such powers, preferences or special rights shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series C Preferred Units and (B) any filing with the Secretary of State of the State of Delaware by the Partnership in connection with a merger, consolidation or sale of all or substantially all of the assets of the Partnership which does not include an amendment to the Partnership Agreement (including this Partnership Unit Designation or any provision hereof) shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Partnership Agreement (including this Partnership Unit Designation or any provision hereof) provided that (i) the Partnership is the surviving entity and the Series C Preferred Units remain outstanding with the terms thereof unchanged or (ii) the resulting, surviving or transferee entity is a partnership, limited liability company or other like entity organized under the laws of any state and substitutes for the Series C Preferred Units, other preferred units having substantially the same terms and the same rights as the Series C Preferred Units including, with respect to distributions, voting rights, conversion rights and rights upon liquidation, distribution or winding up; or

                (ii) The authorization or creation of, or the increase in the authorized amount of, any class or series of Preferred Units of the Partnership or any security convertible into any class or series of Preferred Units of the Partnership ranking prior to the Series C Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the Partnership or in the payment of distributions;

PROVIDED, HOWEVER, that no such vote of the holders of Series C Preferred Units under this Section 8(a) shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior Preferred Units is to occur, as the case may be, provision is made for the redemption of all Series C Preferred Units, as the case may be, at the time outstanding in accordance with Section 5 hereof.

     (b) Each Series C Preferred Unit shall have one (1) vote per unit.

     (c) The Partnership agrees that the holders of the Series C Preferred Units shall be granted, in addition to the voting rights hereunder, voting rights equivalent to those granted by the Partnership in connection with the issuance of any future series of Preferred Units. In the event such voting rights are granted by the Partnership, this Partnership Unit Designation shall be amended to grant such voting rights to the holders of the Series C Preferred Units.

     SECTION 9. RECORD HOLDERS. The Partnership may deem and treat the record holder of any Series C Preferred Units as the true and lawful owner thereof for all purposes, and the Partnership shall not be affected by any notice to the contrary.

     SECTION 10. NOTICES. All notices, requests and demands to be made hereunder shall be in writing and shall be given by registered or certified, first-class United States mail, postage prepaid, return receipt requested. Notices to the Partnership shall be sent to its corporate offices and notices to holders shall be sent to the registered holders at the address shown of the records of the Partnership.

     IN WITNESS WHEREOF, this Partnership Unit Designation has been duly executed by the General Partner on behalf of the Partnership as of the day and year set forth below.


      DATED:  September 27, 1999             GENERAL PARTNER

                                           AMERICAN REAL ESTATE INVESTMENT
                                           CORPORATION

                                           By: /s/ STEPHEN J. BUTTE
                                               --------------------
                                               Name: Stephen J. Butte
                                               Title: Vice President